Exhibit 99.2

2023

Quarter Ended
March 31, 2023

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

Litchfield Market Village
Pawleys Island, SC
FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

ShopRite
South Philadelphia
Philadelphia, PA
cdr
CEDAR REALTY TRUST

Food Depot
Lagrange Marketplace
Lagrange, GA
WHLR
REAL ESTATE INVESTMENT TRUST

ACME
Washington Center Shoppes
Sewell, NJ
cdr
CEDAR REALTY TRUST

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the adverse effect of any future pandemic, endemic or outbreak of infectious disease, and mitigation efforts to control their spread, the use of and demand for retail space; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; anticipated substantial dilution of our common stock, and steep decline in their market value, after September 21, 2023 that may result from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock of their redemption rights; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; the ability and willingness of the tenants of Wheeler Real Estate Trust, Inc. (the "Company" or "WHLR") and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company's tenants of to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the similar or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors; inability to successfully integrate the acquisition of Cedar Realty Trust, Inc.; changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”); the ability of our operating partnership, Wheeler REIT, L.P. and each of our other partnerships and limited liability companies to be classified

WHLR | Financial & Operating Data	2

as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements are based on management's beliefs, assumptions and expectations of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
Michelle D. Bergman	E. J. Borrack
E. J. Borrack	M. Andrew Franklin
Kerry G. Campbell	Paula Poskon
Saverio M. Flemma	Crystal Plum
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar	Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com	American Stock Transfer & Trust Co. 6201 15th Ave Brooklyn, NY 11219 www.amstock.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended March 31, 2023 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(5,365)
Net loss per basic and diluted shares	$(0.55)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$2,252
FFO per common share and OP unit	$0.23
Adjusted FFO (AFFO) (in 000s) (1)	$1,344
AFFO per common share and OP unit	$0.14

Assets and Leverage
Investment Properties, net of $82.4 million accumulated depreciation (in 000s)	$560,913
Cash and Cash Equivalents (in 000s)	$24,817
Total Assets (in 000s)	$681,153
Total Debt (in 000s)	$481,859
Debt to Total Assets	70.74%
Debt to Gross Asset Value	62.75%

Market Capitalization
Common shares outstanding	9,800,211
OP units outstanding	144,942
Total common shares and OP units	9,945,153

Ticker	Shares Outstanding at March 31, 2023	First Quarter stock price range	Stock price as of March 31, 2023
WHLR	9,800,211	$1.10-$1.90	$1.27
WHLRP	3,379,142	$1.26-$2.33	$1.61
WHLRD	3,148,148	$11.23-$13.97	$12.55
CDRpB	1,450,000	$13.23-$18.00	$15.38
CDRpC	5,000,000	$10.85-$14.28	$11.78

Common Stock market capitalization (in 000s)			12,446

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,309,977	2,862,550
Occupancy Rate	94.5%	84.8%
Leased Rate (2)	95.8%	87.2%
Annualized Base Rent (in 000s)	$49,126	$24,934
Total number of leases signed or renewed	47	9
Total sq. ft. leases signed or renewed	312,007	100,571
(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through March 31, 2023 that commence subsequent to the end of the current reporting period.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three months ended March 31, 2023. For the three months ended March 31, 2023 and 2022, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(0.55) per share and $(0.70) per share, respectively.

2023 FIRST QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio, excluding Cedar was 95.8% leased, a 0 basis point change from 95.8%.
•The Company's real estate portfolio, excluding Cedar was 94.5% occupied, an 80 basis point increase from 93.7%.
•The Company invested $4.2 million in capital expenditures into the properties.
•The Company's real estate portfolio includes 36 properties that are 100% leased.
•WHLR Quarter-To-Date Leasing Activity
•Executed 38 lease renewals totaling 262,787 square feet at a weighted-average increase of $0.66 per square foot, representing an increase of 6.89% over in-place rental rates.
•Signed 9 new leases totaling 49,220 square feet with a weighted-average rental rate of $16.14 per square foot.
•CDR Quarter-To-Date Leasing Activity
•Executed 6 lease renewals totaling 58,171 square feet at a weighted-average increase of $0.40 per square foot, representing an increase of 3.96% over in-place rental rates.
•Signed 3 new leases totaling 42,400 square feet with a weighted-average rental rate of $13.07 per square foot.
•The Cedar portfolio was 87.2% leased, a 100 basis point increase from 86.2% as of December 31, 2022.
•The Cedar portfolio was 84.8% occupied, a 250 basis point increase from 82.3% occupied as of December 31, 2022.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next three months and includes month-to-month leases, decreased to approximately 4.97%, compared to 5.01%. At March 31, 2023, 49.23% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 18 and provides additional details on the Company's leases).
•As of March 31, 2023, the Company signed leases representing $1.9 million of annualized base rent ("ABR"), whereby rent will commence within the next twelve months.
OPERATIONS
•Total revenue increased by 68.2% or $10.6 million primarily a result of the Cedar Acquisition.
•Total operating expenses increased by 80.6% or $8.7 million primarily a result of the Cedar Acquisition.
FINANCIAL
•Funds from operations ("FFO") of $2.3 million, or $0.23 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(2.4) million, or $(0.24) per share.
•Adjusted Funds from Operations ("AFFO") of $0.14 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.24 per share.
SAME STORE
•Same store Net Operating Income ("NOI"), which excludes the impact of the Cedar portfolio, increased by 4.2% primarily due to strong leasing activity.
CAPITAL MARKETS
•Interest expense was $6.5 million and $4.6 million for the three months ended March 31, 2023 and 2022, respectively, representing an increase of 40.0%, see page 14 for further details.
Other
•The Company recognized non-operating expenses of $2.4 million, a result of costs incurred on the Exchange Offer that expired in January 2023.

BALANCE SHEET
•Cash and cash equivalents totaled $24.8 million, compared to $28.5 million at December 31, 2022.
•Restricted cash totaled $27.3 million, compared to $27.4 million at December 31, 2022. The funds at March 31, 2023 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	6

•Debt totaled $481.9 million, compared to $482.4 million at December 31, 2022.
•WHLR's weighted-average interest rate on property level debt, excluding Cedar, was 4.58% with a term of 6.0 years, compared to 4.58% with a term of 6.2 years at December 31, 2022. The weighted-average interest rate on all debt was 4.99% with a term of 7.2 years, compared to 4.99% with a term of 7.4 years at December 31, 2022.
•Net investment properties totaled $560.9 million compared to $561.0 million as of December 31, 2022.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred were $11.66 per share as of March 31, 2023, with $0.67 per share attributable to the three months ended March 31, 2023.
•On April 20, 2023 Cedar declared dividends of $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred and CDR Series C Preferred, respectively. The distributions are payable on May 22, 2023 to shareholders of record on May 10, 2023.

SUBSEQUENT EVENTS
•On May 5, 2023 the Company entered into a loan agreement for $61.1 million at a fixed rate of 6.194% and interest-only payments due monthly through June 2025. Commencing in July 2025, until the maturity date of June 1, 2033, monthly principal and interest payments will be $0.4 million. Loan proceeds were used to refinance 12 properties.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	7

Consolidated Balance Sheets
$ in 000s, except par value and share data

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS:
Investment properties:
Land and land improvements	$145,382	$144,537
Buildings and improvements	497,889	494,668
	643,271	639,205
Less accumulated depreciation	(82,358)	(78,225)
Investment properties, net	560,913	560,980

Cash and cash equivalents	24,817	28,491
Restricted cash	27,304	27,374
Rents and other tenant receivables, net	11,772	13,544
Above market lease intangibles, net	2,862	3,134
Operating lease right-of-use assets	15,056	15,133
Deferred costs and other assets, net	38,429	35,880
Total Assets	$681,153	$684,536

LIABILITIES:
Loans payable, net	$467,060	$466,029
Below market lease intangibles, net	22,289	23,968
Derivative liabilities	5,259	7,111
Operating lease liabilities	16,429	16,478
Accounts payable, accrued expenses and other liabilities	20,660	18,398
Total Liabilities	531,697	531,984
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 shares authorized, 3,148,148 and 3,152,392 shares issued and outstanding, respectively; $115.4 million and $113.4 million aggregate liquidation value, respectively)	103,621	101,518

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 3,379,142 shares issued and outstanding, respectively; $84.5 million aggregate liquidation preference)	44,933	44,911
Common Stock ($0.01 par value, 200,000,000 shares authorized 9,800,211 and 9,793,957 shares issued and outstanding, respectively)	98	98
Additional paid-in capital	235,120	234,993
Accumulated deficit	(300,982)	(295,617)
Total Stockholders’ Deficit	(20,378)	(15,162)
Noncontrolling interests	66,213	66,196
Total Equity	45,835	51,034
Total Liabilities and Equity	$681,153	$684,536

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	8

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended March 31,
	2023	2022
REVENUE:
Rental revenues	$25,500	$15,332
Other revenues	566	165
Total Revenue	26,066	15,497
OPERATING EXPENSES:
Property operations	8,955	5,250
Depreciation and amortization	7,466	3,616
Impairment of assets held for sale	—	660
Corporate general & administrative	3,071	1,264
Total Operating Expenses	19,492	10,790
Loss on disposal of properties	—	(15)
Operating Income	6,574	4,692
Interest income	47	13
Interest expense	(6,477)	(4,628)
Net changes in fair value of derivative liabilities	1,852	(3,962)
Other expense	(2,405)	(691)
Net Loss	(409)	(4,576)
Less: Net income attributable to noncontrolling interests	2,692	4
Net Loss Attributable to Wheeler REIT	(3,101)	(4,580)
Preferred Stock dividends - undeclared	(2,264)	(2,264)
Net Loss Attributable to Wheeler REIT Common Stockholders	$(5,365)	$(6,844)

Loss per share:
Basic and Diluted	$(0.55)	$(0.70)
Weighted-average number of shares:
Basic and Diluted	9,794,026	9,720,589

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	9

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended March 31,
	2023	2022
Net Loss	$(409)	$(4,576)
Depreciation and amortization of real estate assets	7,466	3,616
Impairment of assets held for sale	—	660
Loss on disposal of properties	—	15
FFO	7,057	(285)
Preferred stock dividends - undeclared	(2,264)	(2,264)
Dividends on noncontrolling interests preferred stock	(2,688)	—
Preferred stock accretion adjustments	147	146
FFO available to common stockholders and common unitholders	2,252	(2,403)
Other non-recurring and non-cash expenses (2)	2,673	677
Net changes in fair value of derivative liabilities	(1,852)	3,962
Straight-line rental revenue, net straight-line expense	(403)	(69)
Loan cost amortization	479	420
Above (below) market lease amortization	(1,396)	23
Recurring capital expenditures and tenant improvement reserves	(409)	(270)
AFFO	$1,344	$2,340

Weighted Average Common Shares	9,794,026	9,720,589
Weighted Average Common Units	144,942	215,343
Total Common Shares and Units	9,938,968	9,935,932
FFO per Common Share and Common Units	$0.23	$(0.24)
AFFO per Common Share and Common Units	$0.14	$0.24

(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	10

Reconciliation of Non-GAAP Measures (continued)
Same Store Property Net Operating Income (1)
$ in 000s

	Three Months Ended March 31,
	2023	2022

Operating Income	$6,574	$4,692
Adjustments:
Loss on disposal of properties	—	15
Corporate general & administrative	3,071	1,264
Impairment of assets held for sale	—	660
Depreciation and amortization	7,466	3,616
Straight-line rents	(346)	(77)
Above (below) market lease amortization	(1,396)	23
Other non-property revenue	(245)	(7)
NOI related to non-same store properties (2)	(4,735)	(218)
Same Store Property Net Operating Income	$10,389	$9,968

Property revenues	$15,562	$15,143
Property expenses	5,173	5,175
Same Store Property Net Operating Income	$10,389	$9,968

(1)    See page 23 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)     The company excluded the CDR portfolio and sold properties from the calculation of same store property NOI since they were not owned during all periods presented in their entirety.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended March 31,
		2023	2022
Net Loss		$(409)	$(4,576)
Add back:	Depreciation and amortization (1)	6,070	3,639
	Interest expense (2)	6,477	4,628
EBITDA		12,138	3,691
Adjustments for items affecting comparability:
	Net changes in FMV of derivative liabilities	(1,852)	3,962
	Other non-recurring and non-cash expenses (3)	2,665	667
	Impairment of assets held for sale	—	660
	Loss on disposal of properties	—	15
Adjusted EBITDA		$12,951	$8,995
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended March 31, 2023.
(4)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	12

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	March 31, 2023	December 31, 2022
Cypress Shopping Center	$34,360	4.70%	July 2024	$5,870	$5,903
Port Crossing	$34,788	4.84%	August 2024	5,605	5,641
Freeway Junction	$41,798	4.60%	September 2024	7,231	7,273
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,165	3,186
Bryan Station	$23,489	4.52%	November 2024	4,112	4,136
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,678	7,716
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,578	5,615
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (1)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,389	4,409
Tuckernuck	$32,202	5.00%	March 2026	4,879	4,915
Chesapeake Square	$23,857	4.70%	August 2026	4,083	4,106
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,061	6,086
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,108	8,144
Village of Martinsville	$89,664	4.28%	July 2029	15,074	15,181
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (2)	$100,222	4.25%	September 2031	17,893	18,003
Convertible Notes	Interest only	7.00%	December 2031	33,000	33,000
Guggenheim Loan Agreement (3)	Interest only	4.25%	July 2032	75,000	75,000
JANAF Loan Agreement (4)	Interest only	5.31%	July 2032	60,000	60,000
Guggenheim-Cedar Loan Agreement (5)	Interest only	5.25%	November 2032	110,000	110,000
Patuxent Crossing/Coliseum Marketplace Loan Agreement	Interest only	6.35%	January 2033	25,000	25,000
Total Principal Balance				481,859	482,447
Unamortized debt issuance cost				(14,799)	(16,418)
Total Loans Payable, net				$467,060	$466,029
(1) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(2) October 2026 the interest rate changes to variable interest rate equal to the 5 years U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(3) Collateralized by 22 properties.
(4) Collateralized by JANAF properties.
(5) Collateralized by 10 Cedar Properties.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	13

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining nine months ended December 31, 2023	$1,755	0.36%
December 31, 2024	33,690	6.99%
December 31, 2025	79,697	16.54%
December 31, 2026	19,347	4.02%
December 31, 2027	9,440	1.96%
December 31, 2028	3,805	0.79%
Thereafter	334,125	69.34%
Total principal repayments and debt maturities	$481,859	100.00%

Interest Expense
$ in 000s

	Three Months Ended March 31,		Three Months Ended Changes
	2023	2022	Change	% Change
Property debt interest - excluding Cedar Debt	$3,606	$3,630	$(24)	(0.7)%
Convertible Notes interest	578	578	—	—%
Amortization of deferred financing costs	479	420	59	14.0%
Property debt interest - Cedar	1,814	—	1,814	100.0%
Total Interest Expense	$6,477	$4,628	$1,849	40.0%

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	14

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,273	$8.38
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	94.7%	94.7%	70,148	1,274	18.16
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	465	13.32
Brook Run Shopping Center	Richmond, VA	20	147,738	87.8%	87.8%	129,710	1,138	8.77
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	597	11.65
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	504	10.09
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	838	7.76
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	382	8.39
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	12	170,475	99.4%	97.1%	165,600	904	5.46
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	17	80,435	59.9%	41.2%	33,175	470	14.16
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	735	15.37
Forrest Gallery	Tullahoma, TN	28	214,451	90.0%	90.0%	193,024	1,426	7.39
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,273	11.20
Freeway Junction	Stockbridge, GA	17	156,834	97.5%	97.5%	152,984	1,325	8.66
Franklin Village	Kittanning, PA	25	151,821	98.0%	98.0%	148,773	1,393	9.36
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	596	9.12
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	761	8.16
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	385	7.05
JANAF (4)	Norfolk, VA	119	798,086	95.5%	95.0%	758,072	9,043	11.93
Laburnum Square	Richmond, VA	20	109,405	99.1%	99.1%	108,445	1,005	9.26
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	551	10.47
LaGrange Marketplace	LaGrange, GA	14	76,594	93.7%	93.7%	71,800	450	6.26
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	364	8.35
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	274	6.98
Litchfield Market Village	Pawleys Island, SC	24	86,740	94.8%	94.8%	82,202	1,029	12.52
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	474	7.09
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	646	11.52
New Market Crossing	Mt. Airy, NC	12	117,076	100.0%	100.0%	117,076	1,035	8.84
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	453	10.58
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,437	1,057	9.66
Port Crossing	Harrisonburg, VA	7	65,365	100.0%	95.9%	62,715	813	12.97
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	100.0%	100.0%	91,188	798	8.75
Rivergate Shopping Center	Macon, GA	23	193,960	85.5%	85.5%	165,788	2,397	14.46
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	716	10.70
Shoppes at Myrtle Park	Bluffton, SC	12	56,601	95.5%	93.6%	52,980	612	11.55
South Lake	Lexington, SC	10	44,318	97.3%	97.3%	43,118	242	5.61
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	379	6.43
South Square	Lancaster, SC	6	44,350	80.9%	80.9%	35,900	303	8.44
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	401	6.78
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,114	10.02
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	258	6.05

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	15

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	141,580	98.9%	66.7%	94,380	$933	$9.89
Tri-County Plaza	Royston, GA	8	67,577	92.0%	92.0%	62,177	445	7.15
Tuckernuck	Richmond, VA	17	93,440	98.6%	98.6%	92,173	1,040	11.28
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	488	10.23
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,364	8.20
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	503	10.12
Westland Square	West Columbia, SC	10	62,735	75.5%	75.5%	47,390	424	8.94
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	658	16.17
	WHLR TOTAL	773	5,309,977	95.8%	94.5%	5,017,215	$49,126	$9.79
CDR
Brickyard Plaza	Berlin, CT	9	227,598	97.8%	97.0%	220,821	1,976	8.95
Carll's Corner	Bridgeton, NJ	5	129,582	27.5%	21.1%	27,324	400	14.63
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,162	10.89
Fairview Commons	New Cumberland, PA	10	52,964	77.5%	77.5%	41,064	449	10.93
Fieldstone Marketplace	New Bedford, MA	9	193,970	70.9%	70.9%	137,569	1,636	11.90
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	641	9.14
Golden Triangle	Lancaster, PA	19	202,790	98.4%	98.4%	199,605	2,611	13.08
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	684	6.70
Kings Plaza	New Bedford, MA	16	168,243	82.2%	82.2%	138,239	1,227	8.87
Oakland Commons	Bristol, CT	2	90,100	100.0%	100.0%	90,100	574	6.37
Oregon Avenue	Philadelphia, PA	1	20,380	100.0%	5.8%	1,180	40	34.21
Patuxent Crossing	California, MD	29	264,068	83.9%	83.9%	221,515	2,224	10.04
Pine Grove Plaza	Brown Mills, NJ	13	79,306	78.1%	78.1%	61,966	736	11.87
South Philadelphia	Philadelphia, PA	10	221,511	90.1%	71.8%	159,131	1,445	9.08
Southington Center	Southington, CT	11	155,842	100.0%	100.0%	155,842	1,293	8.30
Timpany Plaza	Gardner, MA	14	182,799	63.3%	63.3%	115,735	1,116	9.64
Trexler Mall	Trexlertown, PA	23	336,687	98.2%	98.2%	330,634	3,687	11.15
Washington Center Shoppes	Sewell, NJ	28	157,300	94.0%	94.0%	147,856	1,814	12.27
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,219	12.32
	CDR TOTAL	231	2,862,550	87.2%	84.8%	2,426,391	$24,934	$10.28

	COMBINED TOTAL	1,004	8,172,527	92.8%	91.1%	7,443,606	$74,060	$9.95

(1)    Reflects leases executed through March 31, 2023 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	16

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,435	6.00%	549,000	6.72%	$8.08
Kroger Co (1)	Grocery	2,097	2.84%	239,000	2.92%	8.77
Dollar Tree (2)	Discount Retailer	2,061	2.79%	244,000	2.99%	8.45
Piggly Wiggly	Grocery	1,509	2.04%	203,000	2.48%	7.43
Planet Fitness	Gym	1,497	2.03%	140,000	1.71%	10.69
TJX Companies (4)	Discount Retailer	1,186	1.61%	195,000	2.39%	6.08
Lowes Foods (3)	Grocery	1,181	1.60%	130,000	1.59%	9.08
Big Lots	Discount Retailer	1,100	1.49%	171,000	2.09%	6.43
Kohl's	Discount Retailer	1,031	1.40%	147,000	1.80%	7.01
Winn Dixie	Grocery	984	1.33%	134,000	1.64%	7.34
		$17,081	23.13%	2,152,000	26.33%	$7.94
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 17 / Family Dollar 7
(3) Lowes Foods 1 / KJ's Market 2
(4) Marshall's 4 / HomeGoods 2 / TJ Maxx 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	728,921	8.92%	—%	$—	—%	$—
MTM	16	62,983	0.77%	0.85%	827	1.12%	13.13
2023	78	343,165	4.20%	4.61%	3,807	5.14%	11.09
2024	163	858,092	10.50%	11.53%	9,183	12.40%	10.70
2025	167	1,056,014	12.92%	14.19%	10,678	14.42%	10.11
2026	155	907,527	11.10%	12.19%	9,955	13.44%	10.97
2027	140	700,250	8.57%	9.41%	8,307	11.22%	11.86
2028	95	1,183,267	14.48%	15.9%	9,937	13.42%	8.40
2029	54	485,306	5.94%	6.52%	4,643	6.27%	9.57
2030	34	531,752	6.51%	7.14%	3,915	5.29%	7.36
2031	29	397,046	4.86%	5.33%	3,884	5.24%	9.78
2032 & thereafter	73	918,204	11.23%	12.33%	8,924	12.04%	9.72
Total	1,004	8,172,527	100.00%	100.00%	$74,060	100.00%	$9.95

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	18

Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	228,444	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	20,300	117	3.79%	5.76	—	—	—	—%	—
2023	1	33,227	673	21.79%	20.25	4	127,516	773	2.63%	6.06
2024	1	32,000	125	4.05%	3.91	10	417,569	3,308	11.27%	7.92
2025	2	57,297	455	14.73%	7.94	13	520,075	3,699	12.60%	7.11
2026	1	20,152	97	3.14%	4.81	14	456,864	3,822	13.02%	8.37
2027	3	69,819	629	20.36%	9.01	5	149,546	1,221	4.16%	8.16
2028	—	—	—	—%	—	21	868,983	5,978	20.37%	6.88
2029	3	71,939	772	24.99%	10.73	6	174,928	1,014	3.46%	5.80
2030	—	—	—	—%	—	8	452,724	2,498	8.51%	5.52
2031	1	20,858	60	1.94%	2.88	5	250,354	2,304	7.85%	9.20
2032+	2	66,189	161	5.21%	2.43	17	671,752	4,729	16.13%	7.04
Total	15	620,225	$3,089	100.00%	$7.88	103	4,090,311	$29,346	100.00%	$7.17

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	500,477	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	13	32,433	464	2.58%	14.31	2	10,250	246	1.04%	—
2023	47	120,227	1,486	8.27%	12.36	26	62,195	875	3.70%	14.07
2024	97	201,112	2,822	15.71%	14.03	55	207,411	2,928	12.37%	14.12
2025	95	237,212	3,129	17.42%	13.19	57	241,430	3,395	14.35%	14.06
2026	81	204,347	2,818	15.69%	13.79	59	226,164	3,218	13.60%	14.23
2027	80	224,501	3,401	18.94%	15.15	52	256,384	3,056	12.91%	11.92
2028	36	112,170	1,542	8.59%	13.75	38	202,114	2,417	10.21%	11.96
2029	15	39,975	482	2.68%	12.06	30	198,464	2,375	10.04%	11.97
2030	13	28,738	516	2.87%	17.96	13	50,290	901	3.81%	17.92
2031	5	12,623	187	1.04%	14.81	18	113,211	1,333	5.63%	11.77
2032+	22	68,908	1,114	6.21%	16.17	32	111,355	2,920	12.34%	26.22
Total	504	1,782,723	$17,961	100.00%	$14.01	382	1,679,268	$23,664	100.00%	$14.09

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	19

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended March 31,
	2023	2022
Renewals(1):
Leases renewed with rate increase (sq feet)	237,555	66,348
Leases renewed with rate decrease (sq feet)	—	5,328
Leases renewed with no rate change (sq feet)	25,232	20,329
Total leases renewed (sq feet)	262,787	92,005

Leases renewed with rate increase (count)	35	20
Leases renewed with rate decrease (count)	—	2
Leases renewed with no rate change (count)	3	12
Total leases renewed (count)	38	34

Option exercised (count)	7	2

Weighted average on rate increases (per sq foot)	$0.73	$1.15
Weighted average on rate decreases (per sq foot)	$—	$(2.13)
Weighted average rate on all renewals (per sq foot)	$0.66	$0.71

Weighted average change over prior rates	6.89%	5.86%

New Leases(1) (2):
New leases (sq feet)	49,220	68,919
New leases (count)	9	23
Weighted average rate (per sq foot)	$16.14	$13.09
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	20

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

Three Months Ended March 31,
2023
Renewals(1):
Leases renewed with rate increase (sq feet)	56,171
Leases renewed with rate decrease (sq feet)	—
Leases renewed with no rate change (sq feet)	2,000
Total leases renewed (sq feet)	58,171

Leases renewed with rate increase (count)	5
Leases renewed with rate decrease (count)	—
Leases renewed with no rate change (count)	1
Total leases renewed (count)	6

Option exercised (count)	2

Weighted average on rate increases (per sq foot)	$0.42
Weighted average on rate decreases (per sq foot)	$—
Weighted average rate on all renewals (per sq foot)	$0.40

Weighted average change over prior rates	3.96%

New Leases(1) (2):
New leases (sq feet)	42,400
New leases (count)	3
Weighted average rate (per sq foot)	$13.07
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	21

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	22

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment charges, involuntary conversion, interest expense, interest income, provision for income taxes, market lease amortization, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 3/31/2023 unless otherwise stated	23